UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2024, Inseego Corp. (“Inseego” or the “Company”) completed its previously-announced initiative to overhaul its capital structure and reduce debt by repurchasing or exchanging for long-term debt and equity, its outstanding 3.25% convertible notes due 2025 (the “2025 Convertible Notes”) at a discount. The Company has now repurchased or exchanged approximately $147 million, or 91% of aggregate principal amount, of the $162 million of the 2025 Convertible Notes that were previously outstanding, significantly eliminating its debt level and leaving a remaining balance of approximately $15 million of the 2025 Convertible Notes outstanding.

Exchange Transactions

In closing the overhaul of its capital structure, on November 6, 2024 the Company executed the exchange of $91.5 million of face value of the 2025 Convertible Notes held by certain holders of the 2025 Convertible Notes (the “Exchanging Noteholders”) pursuant to separate exchange agreements entered into with each of the Exchanging Noteholders (such agreements, the “Exchange Agreements” and such transactions, the “Exchange Transactions”). The Exchanging Transactions implemented the exchanges agreement pursuant to binding term sheets (each, an “Exchange Term Sheet”) previously entered into between the Company and the Exchanging Noteholders, including those entered into with North Sound Partners and Golden Harbor Ltd. on or about June 28, 2024. In connection with the Exchange Transactions, the Company issued to the Exchanging Noteholders in concurrent private placement transactions an aggregate of (i) approximately 2.4 million shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), (ii) approximately $40.9 million in principal amount of new senior secured notes due in 2029 (the “New Senior Secured Notes”), and (iii) warrants to purchase an aggregate of approximately 2.1 million shares of Common Stock (the “Exchange Warrants”).

Prior to the Exchange Transactions, the Company had previously completed discounted repurchases of an aggregate of $55.5 million principal amount of the 2025 Convertible Notes during the second and third quarters of 2024 for a combination of cash and equity. In the aggregate, in connection with all of the transactions to restructure the Company’s 2025 Convertible Notes, including the short-term loan entered into on June 28, 2024, the Company issued approximately 2.9 million shares of Common Stock and warrants to purchase an aggregate of approximately 3.0 million shares of Common Stock.

New Senior Secured Notes

The New Senior Secured Notes bear interest at 9.0% per annum, to be paid in cash, in arrears, on a semi-annual basis, and will have a maturity date of May 1, 2029. The documentation of the New Senior Secured Notes includes a Base Indenture (the “Base Indenture”) and Supplemental Indenture (the “Supplemental Indenture” and, collectively with the Base Indenture, the “New Senior Secured Notes Indenture”) entered into by the Company and certain of its subsidiaries, as guarantors (the “Guarantors”) and a Pledge and Security Agreement (the “Security Agreement”), pursuant to which the New Senior Secured Notes are secured by a first priority lien on substantially all of Company’s assets.

Pursuant to the terms of the New Senior Secured Notes Indenture, the Company may redeem all or part of the New Senior Secured Notes at any time prior to May 1, 2029 at a redemption price equal to 100% of the principal amount of the New Senior Secured Notes to be redeemed plus the present value at such redemption of the sum of all required interest payments from such redemption date through May 1, 2029, plus accrued and unpaid interest on such New Senior Secured Note to, but excluding, the redemption date.

If the Company experiences a fundamental change (as defined in the New Senior Secured Notes Indenture), the holders of the New Senior Secured Notes will have the right to require the Company to repurchase the New Senior Secured Notes at a purchase price equal to the greater of (i) the amount that would be paid to redeem the New Senior Secured Notes as if the date of the repurchase was the redemption date and (ii) 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of such repurchase.

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The New Senior Secured Notes Indenture contains covenants customary for such senior secured debt, which put certain restrictions on the Company or the Guarantors’ ability to incur liens, sell or transfer assets, incur other indebtedness, pay dividends, make investments, enter into transactions with affiliates, make other distributions or payments on account of any redemption, retirement or purchase of any capital stock or pay certain other indebtedness.

The New Senior Secured Notes Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the New Senior Secured Notes Indenture.

Exchange Warrants

The Exchange Warrants have exercise prices ranging from $11.27 to $15.77 per share of Common Stock (that were based on a $2.00 premium to the NASDAQ Minimum Price as of the date that the applicable Exchange Term Sheet was executed), subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. The Exchange Warrants expire four years from the date of issuance and will be exercisable on a cash basis.

Registration Rights Agreement

In connection with the Exchange Transactions, the Company entered into a customary registration rights agreement with the Exchanging Noteholders (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission, within six months following the closing date of the Exchange Transactions, in order to effect a registration for the resale by the Exchanging Noteholders of the Shares and any shares of Common Stock issuable upon exercise of the Exchange Warrants. The Registration Rights Agreement also provides the Exchanging Noteholders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

*          *          *

As of the date hereof, affiliates of two of the Exchanging Noteholders - Golden Harbor Ltd. and North Sound Partners - may be deemed to beneficially own more than 5% of the Company’s outstanding Common Stock. James B. Avery, a member of the Company’s Board of Directors, currently serves as Senior Managing Director of Tavistock Group, an affiliate of Golden Harbor Ltd.

The foregoing descriptions of the Exchange Agreements, the New Senior Secured Notes Indenture, the Security Agreement, the Exchange Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of the form of Exchange Agreement, the Base Indenture, the Supplemental Indenture, the Security Agreement, the form of Exchange Warrant and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this current report is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this current report is incorporated by reference into this Item 3.02. The Shares, the Exchange Warrants and the shares of common stock issuable upon exercise of the Exchange Warrants have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and were offered in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder and, as applicable, corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Each Noteholder represented and warranted to the Company that it is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

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Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Base Indenture and Supplemental Indenture, the Company is subject to certain restrictions on its ability to pay dividends or make other distributions or payments on account of any redemption, retirement or purchase of any capital stock. The information regarding such restrictions set forth in Item 1.01 and in the Base Indenture and the Supplemental Indenture incorporated by reference therein is incorporated by reference into this Item 3.03.

Item 7.01.	Regulation FD Disclosure.

On November 12, 2024, the Company issued a press release announcing the consummation of the Exchange Transactions. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed with this report:

Exhibit No.	Description
4.1	Indenture, dated as of November 6, 2024, by and among Inseego Corp. and Wilmington Savings Fund Society, FSB, as trustee.
4.2	Supplemental Indenture, dated as of November 6, 2024, by and among Inseego Corp., as issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.
4.2(b)	Form of 9.0% Senior Secured Notes due 2029 (included as Exhibit A to Exhibit 4.2)
10.1	Form of Exchange Agreement dated November 6, 2024
10.2*	Security and Pledge Agreement dated November 6, 2024
10.3	Form of Common Stock Purchase Warrant
10.4	Registration Rights Agreement dated November 6, 2024
99.1	Press Release dated November 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*       Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit.  The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: November 12, 2024	By:	/s/ Steven Gatoff
Name: Steven Gatoff
Title: Chief Financial Officer

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